news release

GoDaddy Reports First Quarter 2026 Financial Results
Company builds on its track record of profitable growth, strong cash generation and leadership in AI-driven innovation

TEMPE, Ariz., April 30, 2026 - GoDaddy Inc. (NYSE: GDDY) today reported financial results for the first quarter ended March 31, 2026.

"GoDaddy is moving quickly to lead in this next phase of AI-driven innovation, focusing on helping entrepreneurs turn ideas into real businesses faster and more easily," said GoDaddy CEO Aman Bhutani. "We are bringing our AI transformation to life, expanding our capabilities and building on our domain leadership to power an open internet and deliver lasting value for our customers."

"Our first quarter results highlight the durability of our model," said GoDaddy CFO Mark McCaffrey. "As we continue to deliver one-stop-shop solutions for our microbusiness customers, we are leading with disciplined execution and driving compounding free cash flow. At the same time, our strong balance sheet provides the flexibility to invest in the business while maintaining our margin commitments and supporting long-term shareholder value."

First Quarter 2026 Business and Financial Highlights
•Total revenue of $1.3 billion, up 6% year-over-year on a reported and constant currency basis.
•Total bookings of $1.5 billion, up 3% year-over-year on a reported basis and 2% on a constant currency basis.
•Applications and Commerce (A&C) revenue grew 12% year-over-year to $498.2 million.
•Core Platform (Core) revenue grew 3% year-over-year to $768.7 million.
•Operating income of $310.5 million, up 26% year-over-year, representing a 25% margin.
•Net income of $214.6 million, down 2% year-over-year, representing a 17% margin. Net income in the prior year was inclusive of non-recurring, non-cash income tax benefit of $34.6 million.
•Normalized EBITDA (NEBITDA) of $413.5 million, up 13% year-over-year, representing a 33% margin.
•Net cash provided by operating activities of $471.5 million, up 17% year-over-year.
•Free cash flow of $473.6 million, up 15% year-over-year.
•Total customers of 20.4 million, up 13 thousand since December 31, 2025.
•GoDaddy continued to expand its internally-built AI-native experiences, with Airo AI Builder delivering strong early adoption and monetization and achieving a multi-million dollar annualized bookings run rate within just weeks of its beta launch.
•In April, GoDaddy announced new partnerships with LegalZoom and Cloudflare, advancing Agent Name Service (ANS) with real-world use cases and extending our role in digital identity into the AI ecosystem. Non-GoDaddy agents in ANS now number in the thousands.
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

Consolidated First Quarter Financial Highlights

	Three Months Ended March 31,
	2026	2025	Change

	(in millions, except customers in thousands and ARPU in dollars)

Total Revenue	$1,266.9	$1,194.3	6.1%
Applications and Commerce revenue	$498.2	$446.4	11.6%
Core Platform revenue	$768.7	$747.9	2.8%
International revenue	$415.9	$388.8	7.0%
Operating income	$310.5	$247.3	25.6%
Operating income margin	24.5%	20.7%	380bps
Net income(1)	$214.6	$219.5	(2.2)%
Net income margin(1)	16.9%	18.4%	NM
Net cash provided by operating activities	$471.5	$404.7	16.5%
Segment EBITDA - A&C	$225.2	$196.9	14.4%
Segment EBITDA margin - A&C	45.2%	44.1%	110bps
Segment EBITDA - Core	$253.5	$235.3	7.7%
Segment EBITDA margin - Core	33.0%	31.5%	150bps
Non-GAAP Results(2):
NEBITDA	$413.5	$364.4	13.5%
NEBITDA Margin	32.6%	30.5%	210bps
Free cash flow	$473.6	$411.3	15.1%
Operating and Business Metrics:
Total bookings	$1,455.3	$1,417.0	2.7%
Average revenue per user (ARPU)	$246	$225	9.3%
Annualized recurring revenue	$4,288.4	$4,053.8	5.8%
_______________________________
(1)Net income for the three months ended March 31, 2025 included a one-time benefit for the recognition of an uncertain tax position of $34.6 million.
(2)Reconciliations of non-GAAP results to their most directly comparable GAAP financial measures are set forth in "Reconciliation of Non-GAAP Financial Measures" below.

Share Repurchases
In the first quarter, GoDaddy repurchased 3.0 million shares of its common stock for an aggregate purchase price of $279.7 million.

Balance Sheet
As of March 31, 2026, total cash and cash equivalents were $1.3 billion, total debt was $3.8 billion and net debt was $2.6 billion.

Business Outlook
For the second quarter ending June 30, 2026, GoDaddy expects total revenue in the range of $1.285 billion to $1.305 billion, representing year-over-year growth of 6% at the midpoint versus the same period in 2025. For the full year ending December 31, 2026, GoDaddy reaffirms its revenue guidance within a range of $5.195 billion to $5.275 billion, representing year-over-year growth of 6% at the midpoint, versus the $4.951 billion of revenue generated for the full year ended December 31, 2025. Within total revenue, GoDaddy expects second quarter and full year A&C revenue growth in the low double-digits and Core revenue growth in the low single-digits.

100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

For the second quarter ending June 30, 2026, GoDaddy expects NEBITDA margin to be approximately 33%. For the full year, GoDaddy reaffirms its NEBITDA margin target of over 33%.
For the full year ending December 31, 2026, GoDaddy reaffirms its free cash flow target of approximately $1.8 billion, versus the $1.6 billion of free cash flow generated in 2025.
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP equivalents, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. For non-forward-looking non-GAAP measures, a reconciliation to the nearest GAAP equivalent is included in this press release following the financial statements.

Quarterly Earnings Webcast
GoDaddy will host a webcast to discuss first quarter 2026 results at 5:00 p.m. Eastern Time on April 30, 2026. To participate in the webcast, please register online at https://investors.godaddy.net/investor-relations/overview/default.aspx. The live webcast of the event, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the webcast. Following the event, a recorded replay of the webcast will be available on the website.
GoDaddy uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: our business outlook; launches of new or expansion of existing products or services, including our AI-powered solutions, tools and services, such as Airo®,Airo.ai and ANS, any projections of product or service availability, technology developments and innovation; customer growth; other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our forecasted levels of future taxable income and ability to realize our deferred tax assets; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; our dependence on payment card networks and acquiring processors; cyberattacks or breaches of our security measures; our ability to innovate and continue to release, and gain customer acceptance of, our existing and future products and services; our ability to deploy new and evolving technologies, such as generative and agentic AI, machine learning, data analytics and similar tools, to power our offerings and services, and within our operations; our ability to manage our growth; our ability to establish and maintain our partnerships; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; litigation, legal proceedings, orders and government inquiries; privacy, legislative and regulatory concerns or developments; macroeconomic conditions and developments in the economy, financial markets and credit markets; continued escalation of geopolitical tensions; the level of interest rates and inflationary pressures; and execution of share repurchases.

Additional risks and uncertainties that could affect GoDaddy's business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

Non-GAAP Financial Measures and Other Operating and Business Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations. NEBITDA should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Free cash flow. Free cash flow is a supplemental measure of our liquidity used by management to evaluate our business prior to the impact of restructuring and after purchases of property and equipment. We use free cash flow as a supplemental measure of our liquidity, including our ability to generate cash flow in excess of capital requirements and return cash to shareholders, though it should not be considered as an alternative to, or more meaningful than, comparable GAAP measures.
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

Net debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Annualized recurring revenue (ARR). ARR is an operating metric defined as annualized quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.
Average revenue per user (ARPU). We calculate ARPU as total revenue during the preceding 12 month period divided by the average of the number of total customers at the beginning and end of the period. ARPU is one measure that provides insight into our ability to sell additional products to our customers.
Total customers. We define a customer as an individual or entity, each with a unique account and paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. Total customers is one way we measure the scale of our business and can be a contributing factor to our ability to increase our revenue base.
About GoDaddy
GoDaddy, the world's largest domain name registrar, helps millions of entrepreneurs globally start, grow, and scale their businesses. People come to GoDaddy to name their idea, build a website and logo, sell their products and services, and accept payments. GoDaddy Airo®, the company’s AI-powered experience, makes growing a small business faster and easier by helping them to get their idea online in minutes, drive traffic and boost sales. GoDaddy’s expert guides are available 24/7 to provide assistance. To learn more about the company, visit www.GoDaddy.com.
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Applications and Commerce	$498.2	$446.4
Core Platform	768.7	747.9
Total revenue	1,266.9	1,194.3
Costs and operating expenses(1):
Cost of revenue (excluding depreciation and amortization)	459.1	440.5
Technology and development	213.2	205.3
Marketing and advertising	92.3	100.1
Customer care	74.4	71.1
General and administrative	91.0	97.1
Restructuring and other	2.2	2.1
Depreciation and amortization	24.2	30.8
Total costs and operating expenses	956.4	947.0
Operating income	310.5	247.3
Interest expense	(37.8)	(37.2)
Other income (expense), net	9.2	9.9
Income before income taxes	281.9	220.0
Provision for income taxes	(67.3)	(0.5)
Net income	$214.6	$219.5
Net income per share of Class A common stock:
Basic	$1.61	$1.55
Diluted	$1.60	$1.51
Weighted-average shares of Class A common stock outstanding:
Basic	133,626	141,684
Diluted	134,289	145,173
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.3
Technology and development	39.0	41.2
Marketing and advertising	6.5	8.2
Customer care	4.9	5.1
General and administrative	24.6	25.6
Total equity-based compensation expense	$75.3	$80.4
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,261.7	$1,080.9
Accounts and other receivables	85.3	83.1
Registry deposits	41.9	43.9
Prepaid domain name registry fees	528.3	512.2
Prepaid expenses and other current assets	136.1	120.8
Total current assets	2,053.3	1,840.9
Property and equipment, net	142.2	145.4
Operating lease assets	50.0	41.9
Prepaid domain name registry fees, net of current portion	246.9	241.2
Goodwill	3,614.2	3,633.3
Intangible assets, net	970.6	986.3
Deferred tax assets	983.4	1,052.6
Other assets	93.8	93.3
Total assets	$8,154.4	$8,034.9
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$94.4	$67.5
Accrued expenses and other current liabilities	462.1	528.7
Deferred revenue	2,486.5	2,384.2
Long-term debt	15.1	15.1
Total current liabilities	3,058.1	2,995.5
Deferred revenue, net of current portion	964.1	934.9
Long-term debt, net of current portion	3,762.5	3,765.2
Operating lease liabilities, net of current portion	70.5	62.0
Other long-term liabilities	61.9	62.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.1	0.1
Additional paid-in capital	3,053.4	2,975.2
Accumulated deficit	(2,856.5)	(2,789.4)
Accumulated other comprehensive income	40.3	29.2
Total stockholders' equity	237.3	215.1
Total liabilities and stockholders' equity	$8,154.4	$8,034.9

100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$214.6	$219.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24.2	30.8
Equity-based compensation	75.3	80.4
Deferred taxes	62.2	34.9
Other	4.4	14.1
Changes in operating assets and liabilities:
Prepaid domain name registry fees	(22.2)	(31.5)
Accounts payable	27.1	(19.1)
Accrued expenses and other current liabilities	(32.3)	(18.0)
Deferred revenue	133.0	156.5
Other operating assets and liabilities	(14.8)	(62.9)
Net cash provided by operating activities	471.5	404.7
Investing activities
Purchases of property and equipment	(4.6)	(3.6)
Net cash used in investing activities	(4.6)	(3.6)
Financing activities
Payments made for:
Repurchases of Class A common stock	(280.5)	(767.4)
Other financing activities	(4.7)	(4.8)
Net cash used in financing activities	(285.2)	(772.2)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	1.5
Net increase (decrease) in cash and cash equivalents	180.8	(369.6)
Cash and cash equivalents, beginning of period	1,080.9	1,089.0
Cash and cash equivalents, end of period	$1,261.7	$719.4

100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2026	2025
	(in millions)
NEBITDA and NEBITDA Margin:
Net income	$214.6	$219.5
Depreciation and amortization	24.2	30.8
Equity-based compensation expense	75.3	80.4
Interest expense, net	28.2	27.6
Restructuring and other(1)	3.9	5.6
Provision for income taxes	67.3	0.5
NEBITDA	$413.5	$364.4

Net income margin	16.9%	18.4%

NEBITDA margin	32.6%	30.5%
_______________________________
(1)In addition to the restructuring and other in our statements of operations, other charges are primarily composed of lease-related expenses associated with closed facilities, charges related to certain legal matters, expenses incurred in relation to the refinancing of our long-term debt, acquisition-related expenses and incremental expenses associated with certain professional services.

March 31, 2026

(in millions)
Net Debt:
Current portion of long-term debt	$15.1
Long-term debt	3,762.5
Unamortized original issue discount and debt issuance costs	45.5
Total debt	3,823.1
Less: cash and cash equivalents	(1,261.7)
Net debt	$2,561.4

	Three Months Ended March 31,
	2026	2025

	(in millions)
Free Cash Flow:
Net cash provided by operating activities	$471.5	$404.7
Capital expenditures	(4.6)	(3.6)
Cash paid for restructuring and other charges(1)	6.7	10.2
Free cash flow	$473.6	$411.3
_______________________________
(1)In addition to payments made pursuant to restructuring activities, cash paid for restructuring and other charges includes lease-related payments associated with closed facilities, payments related to certain legal matters, cash paid for acquisition-related costs including tax and milestone payments related to previous acquisitions, incremental payments associated with certain professional services and third party payments incurred in relation to the refinancing of our long-term debt.
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net

Shares Outstanding
Total shares of common stock outstanding were as follows:

	March 31,
	2026	2025

	(in thousands)
Shares Outstanding:
Class A common stock outstanding	132,658	142,431
Effect of dilutive securities(1)	663	3,489
Total shares outstanding	133,321	145,920
_______________________________
(1)Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

© 2026 GoDaddy Inc. All Rights Reserved.
100 S. Mill Ave Ste. 1600 Tempe, AZ 85281 T: 480.505.8800 https://investors.godaddy.net